Explanation of Responses:

(A)  Benjamin R. Jacobson is signing this Form 4: (a) on behalf of himself, (b) as the President and controlling shareholder of JPAF, Inc., which is the general partner of JPAF Limited Partnership, which is the general partner of JP Acquisition Fund II, L.P. ("JPAF II"); (c) as the managing partner of Jacobson Partners, which is the sole member of JPAF III LLC, which is the general partner of JP Acquisition Fund III, L.P. ("JPAF III"); and (d) as the designated filer and attorney-in-fact for each of Michael J. Fuchs, HVS Boxers LLC, Amcito Partners, L.P., Amcito G.P., Judith A. Little, Gregory S. Little, Jacqueline P. Little, Brandywine Managers, LLC, David C. Patterson, Nathan Gantcher, Gerald L. Parsky, Paul V. Hoagland, Barcam Holdings, Inc., Bernard Matte, Raymond P. Barbrick, Harrison R. Horan, Walter E. Cisowski, Timothy Whelan, John and Beverly Dickerson, Geraldine Ann Dafniotis (f/k/a Geraldine Ann Cachat), Jamie L. Goldberg, Edmund Gaffney, Trust FBO Nicolas Karlson, Trust U/A/D 12/21/87 FBO Sara Katherine Jacobson, Allan Chan, Silvia Cocozza, Christopher D. Heinz, Virginia Juliano, D. Michael Harlan, Maria Ruvio, Gaetano Ruvio, Rodgers Chris Busbee, Kurt Schnaubelt, Jacobson Partners Profit Sharing Plan, and Nicholas Karlson, as custodian under UGMA for Sebastian L. Karlson.

(B)  Benjamin R. Jacobson is a director and Chairman of the Board of Directors of the issuer.  Each of JPAF II, JPAF Limited Partnership, JPAF, Inc., JPAF III, JPAF III LLC, Jacobson Partners and Benjamin R. Jacobson are, or may be deemed to be, 10% beneficial owners of the issuer's Common Stock under Section 13(d).  In addition, each of Benjamin R. Jacobson, JPAF II, JPAF Limited Partnership, JPAF, Inc., JPAF III, JPAF III LLC, Jacobson Partners, Michael J. Fuchs, HVS Boxers LLC, Amcito Partners, L.P., Amcito G.P., Judith A. Little, Gregory S. Little, Jacqueline P. Little, Brandywine Managers, LLC, David C. Patterson, Nathan Gantcher, Gerald L. Parsky, Paul V. Hoagland, Barcam Holdings, Inc., Bernard Matte, Raymond P. Barbrick, Harrison R. Horan, Walter E. Cisowski, Timothy Whelan, John and Beverly Dickerson, Geraldine Ann Dafniotis, Jamie L. Goldberg, Edmund Gaffney, Trust FBO Nicolas Karlson, Trust U/A/D 12/21/87 FBO Sara Katherine Jacobson, Allan Chan, Silvia Cocozza, Christopher D. Heinz, Virginia Juliano, D. Michael Harlan, Maria Ruvio, Gaetano Ruvio, Rodgers Chris Busbee, Kurt Schnaubelt, Jacobson Partners Profit Sharing Plan, and Nicholas Karlson, as custodian under UGMA for Sebastian L. Karlson, is a member of a Section 13(d) group (the "Group") that owns more than 10% of the issuer's outstanding common stock.

(C) James J. Morgan, a director of the issuer, is also a partner of Jacobson Partners and a member of the group with Benjamin R. Jacobson and the other joint filers (listed on the attached page) for the purposes Section 13(d) of the Exchange Act.  Mr. Morgan will be filing a separate Form 4 with the SEC in connection with the events that require this statement.

Joint Filer Information*

JP Acquisition Fund II, L.P.
595 Madison Avenue, Suite 3100
New York, NY  10022

JP Acquisition Fund III, L.P.
595 Madison Avenue, Suite 3100
New York, NY 10022

JPAF Limited Partnership
595 Madison Avenue, Suite 3100
New York, NY  10022

JPAF, Inc.
595 Madison Avenue, Suite 3100
New York, NY  10022

JPAF III LLC
595 Madison Avenue, Suite 3100
New York, NY  10022

Jacobson Partners
595 Madison Avenue, Suite 3100
New York, NY 10022

Michael J. Fuchs
800 Third Avenue, Suite 3700
New York, NY 10022

HVS Boxers LLC
9 West 57th Street
New York, NY 10019

Judith A. Little
630 Fifth Avenue, Suite 2620
New York, NY  10111

Jacqueline P. Little
630 Fifth Avenue, Suite 2620
New York, NY  10111

Gregory S. Little
630 Fifth Avenue, Suite 2620
New York, NY  10111

Amcito G.P.
630 Fifth Avenue, Suite 2620
New York, NY  10111

Christopher D. Heinz
169 Hudson Street, Apt. 4S
New York, NY  10013

Gaetano Ruvio
13-11 145th Place
New York, NY  11357
 Amcito Partners, L.P.
630 Fifth Avenue, Suite 2620
New York, NY  10111

Brandywine Managers, LLC
880 Third Avenue, 3rd Floor
New York, NY 10022

David C. Patterson
880 Third Avenue, 3rd Floor
New York, NY 10022

Nathan Gantcher
EXPO Management Company
888 Seventh Avenue, 40th Floor
New York, NY  10019

Gerald L. Parsky
Aurora Capital Group
10877 Wilshire Boulevard, Suite 2100
Los Angeles, CA  90024

Paul V. Hoagland
17 Danforth Farms Road
Wilbrahmar, MA  01095

Bernard Matte
3590 Avenue du Musee
Montreal, Quebec, Canada
H3G 2C7

Barcam Holdings, Inc.
3590 Avenue du Musee
Montreal, Quebec, Canada
H3G 2C7

Raymond P. Barbrick
1121 Hammond Creek Trail
Bogart, GA  30622

Harrison R. Horan
8523 Country Club Drive
Franklin, WI  53132

Silvia Cocozza
27 Claudet Way
Eastchester, NY  10709

Virginia Juliano
2050 80th Street
Brooklyn, NY  11214

Kurt Schnaubelt
1031 Waverly Meadow Lane
Bogart, GA  30622
 Walter E. Cisowski
604 Shelter Cove
Canton, GA  30114

Timothy Whelan
9325 Plumwood Place
Crestwood, KY  40014

John and Beverly Dickerson
1028 Quaker Ridge Way
Duluth, GA 30097

Jamie L. Goldberg
c/o Jacobson Partners
595 Madison Avenue, Suite 3100
New York, NY 10022

Geraldine Ann Dafniotis
c/o Jacobson Partners
595 Madison Avenue, Suite 3100
New York, NY 10022

Trust U/A/D 12/21/87 FBO
Sara Katherine Jacobson
595 Madison Avenue, Suite 3100
New York, NY 10022

Trust FBO Nicolas Karlson
595 Madison Avenue, Suite 3100
New York, NY 10022

Edmund Gaffney
c/o Jacobson Partners
595 Madison Avenue, Suite 3100
New York, NY 10022

George A. Kellner
900 Third Avenue, 10th Floor
New York, NY  10022

Allan Chan
c/o Wendy Chan
1030 Tiverton Avenue, Apt 227
Los Angeles, CA 90024

D. Michael Harlan, Jr.
1321 Leighton Circle
Louisville, KY  40222

Maria Ruvio
13-11 145th Place
New York, NY  11357

Rodgers Chris Busbee
3 W. 73rd Street, 5R
New York, NY  10023
* Please note that Benjamin R. Jacobson is the designated filer for and signing on behalf of all of the joint filers listed above.  The issuer is Learning Care Group, Inc. and the ticker symbol is LCGI for all of the joint filers listed above.  The date of the events requiring this statement for all of the joint filers listed above is January 10, 2005.